UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2005, Alcoa entered into a new Five-Year Revolving Credit Agreement (the “2005 Facility”) with a syndicate of lenders, providing a $1.0 billion revolving credit facility for general corporate purposes, including support of Alcoa’s commercial paper program. The 2005 Facility will expire in April 2010 and replaces Alcoa’s existing $1.0 billion 364-Day Revolving Credit Agreement, which expired on April 22, 2005. The 2005 Facility contains provisions substantially similar to those in Alcoa’s existing revolving credit facilities. It permits borrowings at Libor-based rates, plus an applicable margin based on the credit ratings of Alcoa’s senior unsecured long-term debt, and requires Alcoa to maintain a specified ratio of indebtedness to consolidated net worth, as defined in the agreement. The 2005 Facility also includes a provision permitting Alcoa to request increases in lender commitments under the facility (such increases not to exceed $500 million in a combined aggregate principal amount under the 2005 Facility and Alcoa’s two existing five-year revolving credit facilities).

In addition, on April 22, 2005, Alcoa entered into amendments to its:

•	$1.0 billion Five-Year Revolving Credit Agreement dated as of April 23, 2004 (the “2004 Facility”) and

•	$1.0 billion Revolving Credit Agreement (Five-Year) dated as of April 25, 2003 (the “2003 Facility”),

to conform the representations and warranties, covenants and events of default in such facilities to those contained in the 2005 Facility and to add a provision similar to that described above permitting Alcoa to request increases in lender commitments under such facilities (such increases not to exceed $500 million in a combined aggregate principal amount under these two facilities and the 2005 Facility).

The foregoing summary of the 2005 Facility and the amendments to the 2004 Facility and the 2003 Facility is subject to and qualified in its entirety by reference to the text of the respective credit agreements and amendments. Copies of the 2005 Facility and the amendments to the 2004 Facility and the 2003 Facility are attached hereto as exhibits 10(a), 10(b) and 10(c), respectively, and are incorporated herein by reference. A copy of the 2004 Facility was filed as exhibit 10(b) to Alcoa’s Form 10-Q for the quarter ended June 30, 2004, and a copy of the 2003 Facility was filed as exhibit 10(b) to Alcoa’s Form 10-Q for the quarter ended June 30, 2003.

In the ordinary course of their respective businesses, the lenders under the new and amended credit facilities, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for Alcoa and its affiliates for which they have received, and will receive, customary fees and expenses. In addition, certain officers and/or directors of Alcoa (Alain J. P. Belda, Franklin A. Thomas and Klaus Kleinfeld) serve or have been elected to serve as directors of Citigroup Inc., an affiliate of Citibank, N.A., a syndication agent and lender under the credit facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this report is hereby incorporated by reference in this Item 2.03.

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On April 22, 2005, Sir Ronald Hampel, a director of Alcoa since 1995, retired from the Board of Directors of Alcoa at the expiration of his term in accordance with the Board’s policy on retirement age.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

The following are filed as exhibits to this report:

10(a)	Five-Year Revolving Credit Agreement dated as of April 22, 2005

10(b)	Amendment Agreement dated as of April 22, 2005 in respect of the Five-Year Revolving Credit Agreement dated as of April 23, 2004

10(c)	Amendment Agreement dated as of April 22, 2005 in respect of the Revolving Credit Agreement (Five-Year) dated as of April 25, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and
General Counsel

Dated: April 25, 2005

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EXHIBIT INDEX

Exhibit No.	Description
10(a)	Five-Year Revolving Credit Agreement dated as of April 22, 2005

10(b)	Amendment Agreement dated as of April 22, 2005 in respect of the Five-Year Revolving Credit Agreement dated as of April 23, 2004

10(c)	Amendment Agreement dated as of April 22, 2005 in respect of the Revolving Credit Agreement (Five-Year) dated as of April 25, 2003

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